Exhibit 5.1

July 16, 2004

Quicksilver Resources Inc.

777 West Rosedale Street, Suite 300

Fort Worth, Texas 76104

Re:	Quicksilver Resources Inc.—Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Quicksilver Resources Inc. (the “Company”) in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company with an aggregate offering price of up to $350,000,000: (i) common stock, par value $0.01 per share (the “Common Stock”); (ii) preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) depositary shares, representing fractional interests in Preferred Stock (the “Depositary Shares”); and (iv) warrants for the purchase of Common Stock or Preferred Stock (the “Warrants”). The Common Stock, the Preferred Stock, the Depositary Shares and the Warrants are collectively referred to as the “Securities.”

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company, in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

In connection with this opinion, we have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) at the time of any offering or sale of any shares of Common Stock and/or Preferred Stock, the Company shall have such number of shares of Common Stock and/or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinion is limited in all respects to the substantive law of the State of Texas, the federal law of the United States, and the Delaware General Corporation Law, and we assume no responsibility as to the applicability thereto, or to the effect thereon, of the laws of any other jurisdiction. We are licensed to practice law only in the State of Texas and do not hold ourselves out to be experts on the laws of any jurisdiction other than the State of Texas and the United States of America. We are not members of the bar of Delaware; however, we have made such investigations of the Delaware General Corporation Law as we have deemed necessary for purposes of this opinion.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. With respect to shares of Common Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a resolution relating to the designations, preferences, limitations and relative rights of such Preferred Stock (a “Resolution”), (b) the Resolution has been filed with the Secretary of State of the State of Delaware and (c) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Depositary Shares, when (a) a deposit agreement and related form of depositary receipt (the “Depositary Receipt”) relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (b) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Resolution, (c) the Resolution has been filed with the Secretary of State of the State of Delaware, (d) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company that meets the requirements for the depositary set forth in the Registration Statement under the applicable Deposit Agreement and (e) the Depositary Receipts representing the Depositary Shares have been duly executed, authenticated, countersigned, registered and issued, sold and delivered in the manner and for the consideration stated in the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefore provided for therein, the Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable.

4. With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, including, in the case of Warrants to purchase Preferred Stock, the adoption of a Resolution which has been filed with the Secretary of State of the State of Delaware, (b) the Warrant Agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefore provided for therein, the Warrants will be validly issued.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,
CANTEY & HANGER, L.L.P.

By:	/s/ Dean A. Tetirick
Dean A. Tetirick, a Partner